EXHIBIT 23.1

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Ten Industrial Way East, Ste 2, Eatontown, NJ 07724 (732) 544-8111
Fax (732) 544-8788 E-Mail: tax@wgpc.net

                                                Wiener, Goodman
                                              -----------------

                                                   & Company, P.C.
                                                   =============================
                                                   Certified Public Accountants
                                                           & Consultants

                                                                Joel Wiener, CPA
                                                             Gerald Goodman, CPA

Memberships
    SEC Practice Section of AICPA
    PCPS of AICPA
    American Institute of CPA
    New Jersey Society of CPA

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of BigString Corporation

We hereby consent to the incorporation by reference, in this amendment No. 4 to the Registration Statement on Form SB-2 of BigString Corporation (registration no. 333-127923), of our report dated July 31, 2005, except as to notes 2, 4, 5, 6, 8 and 9 for which the date is December 22, 2005, relating to the consolidated financial statements of BigString Corporation (a development stage company) for the year ended December 31, 2004, the period October 8, 2003 (date of formation) through December 31, 2003 and the period October 8, 2003 (date of formation) through December 31, 2004, and to the use of our name as it appears under the caption "Experts."


/s/ Wiener, Goodman & Company, P.C.
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Wiener, Goodman & Company, P.C.
Certified Public Accountants

January 12, 2006